Exhibit 99.1

Collegium Reports First Quarter 2024 Financial Results

– Generated Q1’24 Net Revenue of $144.9 Million –

– Delivered Q1’24 Record Belbuca® Revenue of $50.7 Million; Total Prescriptions Up 4.2% Year-over-Year –

– Achieved Q1’24 GAAP Net Income of $27.7 Million vs. Q1’23 GAAP Net Loss of $(17.4) Million –

– Delivered Q1’24 Adjusted EBITDA of $92.4 Million, Up 5% Year-over-Year –

– Board of Directors Authorized $35.0 Million Accelerated Share Repurchase Program –

– Reaffirmed Full-Year 2024 Guidance –

– Conference Call Scheduled for Today at 4:30 p.m. ET –

STOUGHTON, Mass., May 9, 2024 -- Collegium Pharmaceutical, Inc. (Nasdaq: COLL), a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions, today reported its financial results for the quarter ended March 31, 2024, and provided a corporate update.

“Thanks to our dedicated team and successful first quarter, Collegium is progressing towards another year of record financial performance,” said Joe Ciaffoni, President and Chief Executive Officer of Collegium. “Our recently announced authorized generic agreement with Hikma meaningfully improves the value of the Nucynta Franchise, which, combined with our healthy balance sheet, fortifies our financial position and gives us confidence in our ability to create value for our shareholders. I am confident the organization is well positioned to deliver on its financial and capital deployment priorities in 2024 by focusing on operational execution.”

“We delivered strong first quarter results marked by record Belbuca revenue, managed expenses and robust cash flows, positioning us to achieve our 2024 financial guidance,” said Colleen Tupper, Chief Financial Officer of Collegium. “Our outlook in 2025 and beyond continues to improve. We are committed to deploying capital to create value for our shareholders as demonstrated by the redemption of the total principal amount of our 2026 convertible notes and our newly announced $35.0 million Accelerated Share Repurchase program.”

Business Highlights

●	Grew Belbuca total prescriptions 4.2% in the quarter ended March 31, 2024, compared to the prior year quarter. Belbuca net revenue was a record $50.7 million, up 15% year-over-year.
●	Achieved Xtampza® ER gross-to-net of 53.6% in the quarter ended March 31, 2024. Xtampza ER gross-to-net is expected to be in the range of 56% to 58% for the full-year 2024.
●	Presented four posters at the American Academy of Pain Medicine (AAPM) Annual Meeting in March 2024.
●	In April, called all $26.4 million aggregate principal amount of Collegium’s outstanding 2.625% Convertible Senior Notes due in 2026 for redemption on Friday, June 14, 2024.
●	In April, announced Collegium has entered into an authorized generic agreement with Hikma Pharmaceuticals USA Inc., pursuant to which Hikma will have the exclusive right to sell the authorized generic versions of Nucynta® and Nucynta® ER in the United States.
●	In May, announced that Joe Ciaffoni will step down as President and Chief Executive Officer (CEO) of the Company effective May 24, 2024. Mr. Ciaffoni will serve as a member of the Board of Directors of the Company until the upcoming 2024 Annual Meeting of Shareholders and will not stand for re-election at the meeting. To ensure a seamless transition, Michael Heffernan, founder, former CEO and Chairman of the Board will serve as Interim President and CEO until a new CEO is appointed by the Board of Directors.
●	Board of Directors authorized a $35.0 million Accelerated Share Repurchase program.

Financial Guidance for 2024

●	The Company reaffirms its full-year 2024 guidance for Product Revenues, Net, Adjusted Operating Expenses and Adjusted EBITDA:

Product Revenues, Net	$580.0 to $595.0 million
Adjusted Operating Expenses (Excluding Stock-Based Compensation)	$120.0 to $125.0 million
Adjusted EBITDA (Excluding Stock-Based Compensation)	$380.0 to $395.0 million

Financial Results for Quarter Ended March 31, 2024

●	Product revenues, net were $144.9 million for the quarter ended March 31, 2024 (the 2024 Quarter), compared to $144.8 million for the quarter ended March 31, 2023 (the 2023 Quarter), relatively flat year-over-year.
●	GAAP operating expenses were $42.0 million for the 2024 Quarter, compared to $52.8 million for the 2023 Quarter, representing a 20% decrease year-over-year. Adjusted operating expenses, which exclude stock-based compensation expense and other adjustments to reflect changes that occur in our business but do not represent ongoing operations, were $34.5 million for the 2024 Quarter, compared to $38.2 million for the 2023 Quarter, representing a 10% decrease year-over-year.
●	GAAP net income for the 2024 Quarter was $27.7 million, with $0.86 GAAP earnings per share (basic) and $0.71 GAAP earnings per share (diluted), compared to GAAP net loss for the 2023 Quarter of $(17.4) million, with $(0.51) GAAP loss per share (basic and diluted). Non-GAAP adjusted net income for the 2024 Quarter was $58.8 million, with $1.45 adjusted earnings per share, compared to non-GAAP adjusted net income for the 2023 Quarter of $51.7 million, with $1.32 adjusted earnings per share.
●	Adjusted EBITDA for the 2024 Quarter was $92.4 million, compared to $87.6 million for the 2023 Quarter, representing a 5% increase year-over-year.
●	The Company exited the 2024 Quarter with cash, cash equivalents and marketable securities of $318.0 million, up from $310.5 million as of December 31, 2023.

Conference Call Information

The Company will host a conference call and live audio webcast on Thursday, May 9, 2024, at 4:30 p.m. ET. To access the conference call, please dial (877) 407-8037 (U.S.) or (201) 689-8037 (International) and reference the “Collegium Pharmaceutical Q1 2024 Earnings Call.” An audio webcast will be accessible from the Investors section of the Company’s website: www.collegiumpharma.com. The webcast will be available for replay on the Company’s website approximately two hours after the event.

About Collegium Pharmaceutical, Inc.

Collegium is a leading, diversified specialty pharmaceutical company committed to improving the lives of people living with serious medical conditions. Collegium’s headquarters are located in Stoughton, Massachusetts. For more information, please visit the Company’s website at www.collegiumpharma.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we have included information about certain non-GAAP financial measures. We believe the presentation of these non-GAAP financial measures, when viewed with our results under GAAP and the accompanying reconciliations, provide analysts, investors, lenders, and other third parties with insights into how we evaluate normal operational activities, including our ability to generate cash from operations, on a comparable year-over-year basis and manage our budgeting and forecasting. In addition, certain non-GAAP financial measures, primarily Adjusted EBITDA, are used to measure performance when determining components of annual compensation for substantially all non-sales force employees, including senior management.

In our quarterly and annual reports, earnings press releases and conference calls, we may discuss the following financial measures that are not calculated in accordance with GAAP, to supplement our consolidated financial statements presented on a GAAP basis.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude interest expense, interest income, the benefit from or provision for income taxes, depreciation, amortization, stock-based compensation, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations. Adjusted EBITDA, as used by us, may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

There are several limitations related to the use of adjusted EBITDA rather than net income or loss, which is the nearest GAAP equivalent, such as:

●	adjusted EBITDA excludes depreciation and amortization, and, although these are non-cash expenses, the assets being depreciated or amortized may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude stock-based compensation expense from adjusted EBITDA although: (i) it has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy; and (ii) if we did not pay out a portion of our compensation in the form of stock-based compensation, the cash salary expense included in operating expenses would be higher, which would affect our cash position;
●	adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs;
●	adjusted EBITDA does not reflect the benefit from or provision for income taxes or the cash requirements to pay taxes;
●	adjusted EBITDA does not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
●	we exclude impairment expenses from adjusted EBITDA and, although these are non-cash expenses, the asset(s) being impaired may have to be replaced in the future, the cash requirements for which are not reflected in adjusted EBITDA;
●	we exclude restructuring expenses from adjusted EBITDA. Restructuring expenses primarily include employee severance and contract termination costs that are not related to acquisitions. The amount and/or frequency of these restructuring expenses are not part of our underlying business;
●	we exclude litigation settlements from adjusted EBITDA, as well as any applicable income items or credit adjustments due to subsequent changes in estimates. This does not include our legal fees to defend claims, which are expensed as incurred;
●	we exclude acquisition related expenses as the amount and/or frequency of these expenses are not part of our underlying business. Acquisition related expenses include transaction costs, which primarily consisted of financial advisory, banking, legal, and regulatory fees, and other consulting fees, incurred to complete the acquisition, employee-related expenses (severance cost and benefits) for terminated employees after the acquisition, and miscellaneous other acquisition related expenses incurred;
●	we exclude recognition of the step-up basis in inventory from acquisitions (i.e., the adjustment to record inventory from historic cost to fair value at acquisition) as the adjustment does not reflect the ongoing expense associated with sale of our products as part of our underlying business; and
●	we exclude losses on extinguishments of debt as these expenses are episodic in nature and do not directly correlate to the cost of operating our business on an ongoing basis.

Adjusted Operating Expenses

Adjusted operating expenses is a non-GAAP financial measure that represents GAAP operating expenses adjusted to exclude stock-based compensation expense, and other adjustments to reflect changes that occur in our business but do not represent ongoing operations.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income is a non-GAAP financial measure that represents GAAP net income or loss adjusted to exclude significant income and expense items that are non-cash or not indicative of ongoing operations, including consideration of the tax effect of the adjustments. Adjusted earnings per share is a non-GAAP financial measure that represents adjusted net income per share. Adjusted weighted-average shares - diluted is calculated in accordance with the treasury stock, if-converted, or contingently issuable accounting methods, depending on the nature of the security.

Reconciliations of adjusted EBITDA, adjusted operating expenses, adjusted net income, and adjusted earnings per share to the most directly comparable GAAP financial measures are included in this press release.

The Company has not provided a reconciliation of its full-year 2024 guidance for adjusted EBITDA or adjusted operating expenses to the most directly comparable forward-looking GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K, because the Company is unable to predict, without unreasonable efforts, the timing and amount of items that would be included in such a reconciliation, including, but not limited to, stock-based compensation expense, acquisition related expense and litigation settlements. These items are uncertain and depend on various factors that are outside of the Company’s control or cannot be reasonably predicted. While the Company is unable to address the probable significance of these items, they could have a material impact on GAAP net income and operating expenses for the guidance period. A reconciliation of adjusted EBITDA or adjusted operating expenses would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as "predicts," "forecasts," "believes," "potential," "proposed," "continue," "estimates," "anticipates," "expects," "plans," "intends," "may," "could," "might," "should" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements contained in this press release include, among others, statements related to our full-year 2024 financial guidance, including projected product revenue, adjusted operating expenses and adjusted EBITDA, current and future market opportunities for our products and our assumptions related thereto, expectations (financial or otherwise) and intentions, and other statements that are not historical facts. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results, performance, or achievements to differ materially from the company's current expectations, including risks relating to, among others: unknown liabilities; risks related to future opportunities and plans for our products, including uncertainty of the expected financial performance of such products; our ability to commercialize and grow sales of our products; our ability to manage our relationships with licensors; the success of competing products that are or become available; our ability to maintain regulatory approval of our products, and any related restrictions, limitations, and/or warnings in the label of our products; the size of the markets for our products, and our ability to service those markets; our ability to obtain reimbursement and third-party payor contracts for our products; the rate and degree of market acceptance of our products; the costs of commercialization activities, including marketing, sales and distribution; changing market conditions for our products; the outcome of any patent infringement or other litigation that may be brought by or against us; the outcome of any governmental investigation related to our business; our ability to secure adequate supplies of active pharmaceutical ingredient for each of our products and manufacture adequate supplies of commercially saleable inventory; our ability to obtain funding for our operations and business development; regulatory developments in the U.S.; our expectations regarding our ability to obtain and maintain sufficient intellectual property protection for our products; our ability to comply with stringent U.S. and foreign government regulation in the manufacture of pharmaceutical products, including U.S. Drug Enforcement Agency, or DEA, compliance; our customer concentration; and the accuracy of our estimates regarding expenses, revenue, capital requirements and need for additional financing. These and other risks are described under the heading "Risk Factors" in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the SEC. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Investor Contact:
Christopher James, M.D.
Vice President, Investor Relations
ir@collegiumpharma.com

Media Contact:
Marissa Samuels
Vice President, Corporate Communications
communications@collegiumpharma.com

Collegium Pharmaceutical, Inc.

Unaudited Selected Consolidated Balance Sheet Information

(in thousands)

	March 31,	December 31,
	2024	2023
Cash and cash equivalents	$228,610	$238,947
Marketable securities	89,438	71,601
Accounts receivable, net	174,693	179,525
Inventory	31,276	32,332
Prepaid expenses and other current assets	15,243	15,195
Property and equipment, net	15,457	15,983
Operating lease assets	5,813	6,029
Intangible assets, net	387,191	421,708
Restricted cash	1,047	1,047
Deferred tax assets	30,671	26,259
Other noncurrent assets	954	825
Goodwill	133,857	133,857
Total assets	$1,114,250	$1,143,308

Accounts payable and accrued liabilities	44,210	46,263
Accrued rebates, returns and discounts	217,880	227,331
Term notes payable	360,693	405,046
Convertible senior notes	262,425	262,125
Operating lease liabilities	6,873	7,112
Shareholders’ equity	222,169	195,431
Total liabilities and stockholders’ equity	$1,114,250	$1,143,308

Collegium Pharmaceutical, Inc.

Unaudited Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2024	2023
Product revenues, net	$144,923	$144,767
Cost of product revenues
Cost of product revenues (excluding intangible asset amortization)	18,950	29,899
Intangible asset amortization	34,517	37,466
Total cost of product revenues	53,467	67,365
Gross profit	91,456	77,402
Operating expenses
Selling, general and administrative	41,982	52,775
Total operating expenses	41,982	52,775
Income from operations	49,474	24,627
Interest expense	(17,339)	(21,427)
Interest income	4,487	2,747
Loss on extinguishment of debt	—	(23,504)
Income (loss) before income taxes	36,622	(17,557)
Provision for (benefit from) income taxes	8,909	(131)
Net income (loss)	$27,713	$(17,426)

Earnings (loss) per share — basic	$0.86	$(0.51)
Weighted-average shares — basic	32,326,589	34,319,291

Earnings (loss) per share — diluted	$0.71	$(0.51)
Weighted-average shares — diluted	41,438,466	34,319,291

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP net income (loss)	$27,713	$(17,426)
Adjustments:
Interest expense	17,339	21,427
Interest income	(4,487)	(2,747)
Loss on extinguishment of debt	—	23,504
Provision for (benefit from) income taxes	8,909	(131)
Depreciation	917	817
Amortization	34,517	37,466
Stock-based compensation	7,475	6,035
Litigation settlements	—	8,500
Recognition of step-up basis in inventory	—	10,170
Total adjustments	$64,670	$105,041
Adjusted EBITDA	$92,383	$87,615

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Operating Expenses to Adjusted Operating Expenses

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP operating expenses	$41,982	$52,775
Adjustments:
Stock-based compensation	7,475	6,035
Litigation settlements	—	8,500
Total adjustments	$7,475	$14,535
Adjusted operating expenses	$34,507	$38,240

Collegium Pharmaceutical, Inc.

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Adjusted Earnings Per Share

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP net income (loss)	$27,713	$(17,426)
Adjustments:
Non-cash interest expense	1,780	2,287
Loss on extinguishment of debt	—	23,504
Amortization	34,517	37,466
Stock-based compensation	7,475	6,035
Litigation settlements	—	8,500
Recognition of step-up basis in inventory	—	10,170
Income tax effect of above adjustments (1)	(12,653)	(18,874)
Total adjustments	$31,119	$69,088
Non-GAAP adjusted net income	$58,832	$51,662

Adjusted weighted-average shares — diluted (2)	41,438,466	40,196,015
Adjusted earnings per share (2)	$1.45	$1.32

(1)	The income tax effect of the adjustments was calculated by applying our blended federal and state statutory rate to the items that have a tax effect. The blended federal and state statutory rate for the three months ended March 31, 2024 and 2023 were 26.6% and 26.8%, respectively. As such, the non-GAAP effective tax rates for the three months ended March 31, 2024 and 2023 were 28.9% and 21.5%, respectively.
(2)	Adjusted weighted-average shares - diluted were calculated using the “if-converted” method for our convertible notes in accordance with ASC 260, Earnings per Share. As such, adjusted weighted-average shares – diluted includes shares related to the assumed conversion of our convertible notes and the associated cash interest expense added-back to non-GAAP adjusted net income. For the three months ended March 31, 2024 and 2023, adjusted weighted-average shares – diluted includes 7,509,104 and 4,646,372 shares, respectively, attributable to our convertible notes. In addition, adjusted earnings per share includes other potentially dilutive securities to the extent that they are not antidilutive.